                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                              HOOPER HOLMES, INC.
                              -------------------


                               Under Section 805
                                    of the
                           Business Corporation Law
                           ------------------------


          The undersigned, being the President and the Secretary of Hooper Holmes, Inc., a New York corporation, do hereby certify and set forth the following pursuant to Section 805 of the Business Corporation Law of the State of New York:

          FIRST: The name of the corporation is HOOPER HOLMES, INC. (the "corporation"). The name under which the corporation was formed is THE HOOPER HOLMES INFORMATION BUREAU.

          SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 7, 1906.

          THIRD: The subject matter of the provision of the certificate of incorporation which is to be amended is to increase the aggregate number of common shares which the corporation shall have authority to issue from 80,000,000 shares, par value $0.04 per share, to 240,000,000 shares, par value $0.04 per share.

          Article Fourth of the certificate of incorporation of the corporation is hereby amended to read as follows:

          FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 240,000,000 shares, all of which shall be designated common shares with a par value of $0.04 each.

          FOURTH: This amendment to the certificate of incorporation of the corporation was authorized by vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of this corporation duly called and held on May 25, 1999, a quorum being present.
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                                      -2-

          IN WITNESS WHEREOF, the undersigned have subscribed this document on the 2nd day of August, 1999 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                             /s/ James M. McNamee
                                             ---------------------------------
                                             James M. McNamee
                                             Chairman, President and Chief
                                               Executive Officer


                                             /s/ Robert William Jewett
                                             ---------------------------------
                                             Robert William Jewett
                                             Secretary
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STATE OF NEW JERSEY    )
                       )  ss:
COUNTY OF SOMERSET     )


          Robert William Jewett, being duly sworn, deposes and says that he is the Secretary of Hooper Holmes, Inc., the corporation named in the foregoing Certificate of Amendment of the Certificate of Incorporation; that he has read and signed the same in such capacity; and that the statements contained therein are true to his own knowledge.

                                             /s/ Robert William Jewett
                                             ---------------------------------
                                             Robert William Jewett


Subscribed and sworn to before me this
____ day of ________, 1999



________________________________
Notary Public



________________________________
Print Name


My Commission expires  __________